Exhibit 10.5	Bank Account Control Agreement for HYD Resources Corporation.

CONTROL ACCOUNT AGREEMENT

(Deposit Account)

This Control Account Agreement (“Agreement”) is entered into effective the ______ day of February 2008, by, between, and among The Frost National Bank, a national banking association (“Bank”), HYD Resources, a Texas Corporation (“Debtor”) and YA Global Investments, L.P., a Cayman Islands exempt partnership (“Secured Party”).

RECITALS

A.           Debtor maintains with Bank the deposit account (the “Control Account”) described on Schedule 1 attached hereto and incorporated herein by reference.

B.           Debtor has granted to Secured Party a security interest in the Control Account and all amounts or items of value deposited, credited or held in, and proceeds of, the Control Account (collectively, the “Deposits”) pursuant to a Security Agreement and certain other documents signed by Debtor and/or certain affiliates of Debtor in connection with the loan to be made by Secured Party to Debtor and/or certain affiliates of Debtor (herein called the “Collateral Documents”).

C.           Debtor has requested that Bank enter into this Agreement to provide for Secured Party's control of, and to perfect the security interest of Secured Party in, the Control Account, and Bank has agreed to Debtor’s request, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.           Control.  Bank shall comply with written instructions (“Notice”) in the form as set forth on Exhibit "A" attached hereto and incorporated herein by reference, originated by Secured Party and given to Bank in accordance with this Agreement, directing disposition of the Deposits in the Control Account, provided such Deposits are available for withdrawal in accordance with the Funds Availability Policy Disclosure as set forth in the Deposit Account Agreement between Debtor and the Bank (the “Deposit Account Agreement”), without the further consent by the Debtor.  Without limiting the generality or legal effect of the foregoing, if Secured Party instructs Bank in writing to pay the balance of the Control Account to or for the benefit of the Secured Party, Bank shall pay the balance of such Control Account as and when such funds are available for withdrawal in accordance with the Funds Availability Policy Disclosure as set forth in the Deposit Account Agreement to or for the benefit of Secured Party in accordance with such written instructions.

2.           Debtor’s Rights in Control Account. Notwithstanding the foregoing, the Debtor shall be entitled to dispose of funds in the Control Account unless and until the Bank has received the Notice to the contrary from the Secured Party; provided, however, that the Debtor acknowledges that its disposition privileges may be revoked solely by the Secured Party.  The Debtor and the Bank agree that upon the Bank's receipt of such Notice from the Secured Party (which Notice shall be deemed to be a representation by the Secured Party that Secured Party's giving of such instructions is permitted by agreement of the Debtor) directing the Bank not to permit the Debtor to dispose of any funds from the Control Account, the Debtor (and/or its affiliates and its manager) cannot and will not, and the Bank will not permit the Debtor (and/or its affiliates or its manager) to, dispose of any funds from the Control Account and will not honor any checks or other items drawn by the Debtor (and/or its affiliates or its manager) on the Control Account, until such time as Secured Party advises Bank in writing that Secured Party no longer claims any interest in the Control Account, or until this Agreement is terminated.

3.           Account Information.  The Bank agrees, that if so directed on Schedule 1, in addition to the original statement which will be provided to the Debtor, that the Bank will provide the Secured Party with a duplicate statement with respect to the Control Account substantially concurrently with the delivery thereof to the Debtor and such other account information reasonably requested in writing by the Secured Party from time to time.  The Debtor hereby authorizes the Bank to provide any account information requested by the Secured Party.  Debtor further authorizes Bank to disclose to Secured Party, upon request, any other agreement relating to the Control Account,  that purports to allow any other person or entity (other than the Debtor owning such Control Account) to provide instructions directing disposition of funds in the Control Account without the further consent of the Debtor.  Bank agrees that it will not enter into any agreement with any person or entity in connection with the Control Account by which Bank is obligated to comply with instructions from such person or entity which conflict with this Agreement.

4.           Charges to Control Account.  The Bank may debit the Control Account for reasonable fees, costs, charges, and expenses incurred in the ordinary course of operating and maintaining the Control Account, including without limitation, the costs, expenses, and liability associated with returned items, in accordance with its Deposit Account Agreement, and for any costs and expenses set forth in Paragraph 13 herein. Bank may also debit the Control Account for its customary charges for duplicate statements and other information furnished to Secured Party.

5.           Returned Items. If any items previously credited to the Control Account should be returned to the Bank, then the Bank shall have the right to charge any or all of such returned items to the Control Account or an alternative account maintained by Debtor with Bank as specified on Schedule 1, hereinafter called the "Charge Account."  However, if after delivery by the Bank to the Secured Party of any funds in the Control Account pursuant to this Agreement there are insufficient collected funds in the Control Account or the Charge Account to reimburse the Bank for the full amount of all such returned items, then upon written demand by Bank to the Secured Party, the Secured Party shall wire transfer to the Bank immediately available funds in an amount equal to the lesser of (i) the full amount of the unreimbursed portion of such returned items, or (ii) the amount of the funds representing returned items delivered by Bank to and received by Secured Party.  Bank shall never be required hereunder to pay Debtor or Secured Party from uncollected funds (i.e., funds that are not available for withdrawal in accordance with the Funds Availability Policy Disclosure as set forth in the Deposit Account Agreement), in the Control Account.

6.           Proper Application. Upon distribution of any funds to or for the benefit of the Secured Party hereunder, Bank shall have no duty to see to the proper application or use of such funds by the Secured Party, and Bank shall not in any manner whatsoever be answerable to Debtor for any loss, misapplication or non-application of any such funds by Secured Party.

7.           Other Encumbrances and Setoff. The Debtor agrees that it will not permit the Control Account to become subject to any other pledge, assignment, security interest, lien, charge or encumbrance of any kind, nature or description, other than the Collateral Documents.  The Bank agrees that, except as provided in Sections 4, 5, 11, and 13 of this Agreement, it will subordinate any right of setoff against the Deposits credited to the Control Account or the monies or instruments relating thereto or held therein and will not otherwise apply the Deposits credited to the Control Account or the monies or instruments relating thereto or held therein to satisfy any indebtedness, liability or obligation of the Debtor or any other person or entity to the Bank.  If Bank, notwithstanding this subordination of right of set-off, creates or asserts any lien, encumbrance or claim on or security interest in the Control Account or Deposits, Bank agrees that such lien, encumbrance or claim or security interest shall be subordinate and junior to Secured Party's security interest in the Control Account and Deposits.

8.           Representations by Bank. The Bank represents and warrants that (i) the Control Account is not evidenced by any instrument, (ii) the Debtor is the record owner of the Control Account, (iii) as of the date of this Agreement, the books and records of the Bank do not disclose the existence of any claim or interest in the Control Account other than the interests of the Debtor and the Secured Party, and (iv) the Bank has not entered into any control agreement with any person or entity with respect to the Control Account or the funds deposited therein or the proceeds thereof.

9.           Termination.  This Agreement shall terminate and be of no force and effect upon receipt by the Bank of written notice from the Secured Party that the Secured Party no longer claims an interest in the Control Account.  This Agreement may be terminated by Bank, with or without cause, upon its delivery of thirty (30) days prior written notice thereof to Debtor and Secured Party, and upon the expiration of such thirty (30) day period, all of Bank’s obligations hereunder shall cease.  Upon the effective date of such termination, Bank will simultaneously transmit to the Secured Party all collected funds, if any, then on deposit in the Control Account. All rights of Bank under paragraphs 4, 5, 11, and 13 shall survive any termination of this Agreement.

10.         Reliance. Bank, without liability to any party, may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions of this Agreement has been so duly authorized. In the event of a conflict between any instruction or direction given to the Bank by the Secured Party and any instruction or direction given to the Bank by or on behalf of the Debtor, Bank shall comply with the instruction or direction given by the Secured Party. Without limiting the generality of the foregoing, Bank shall be conclusively entitled to assume that Secured Party's giving of a Notice is permitted by agreement of the Debtor.

11.         Indemnification of the Bank; Exculpation. Except in cases of the Bank's gross negligence or willful misconduct, Debtor hereby agrees to indemnify the Bank and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity (collectively, “Claims”), or any other expenses, fees or charges of any character or nature which Bank may incur or with which it may be threatened by reason of the Bank's actions under this Agreement, including but not limited to, any Claims caused or alleged to be caused by the sole or concurrent negligence of Bank, its employees or agents; and, in connection therewith, to indemnify Bank against any and all expenses, including without limitation, reasonable attorneys' fees and expenses incurred by Bank. Bank may itself defend any suit brought against it and shall be equally entitled to receive reimbursement from the Debtor, its reasonable attorneys' fees, expenses, and all fees and costs incident to any appeals which may result. Debtor and Secured Party agree that Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by this Agreement, regardless of whether such loss or damage is caused or alleged to be caused by the sole or concurrent negligence of Bank, its employees or agents, unless occasioned solely by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond the Bank's reasonable control or for indirect, special or consequential damages.

12.         Duties. Bank undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Bank. Bank shall have no duty to investigate or determine whether an event of default exists under the Collateral Documents or if Debtor has agreed that Secured Party has the right to send a Notice prior to complying with any Notice.  Except for this Agreement, the Bank is not a party to, and is not bound by, or charged with notice of, any of the terms and conditions of any agreements, including without limitation, the Collateral Documents, between the Secured Party and Debtor or any other party, and the Bank has not assumed any obligation or liability under such agreements, arrangements or understandings.

13.          Disputes; Interpleader.  If there is any disagreement or dispute in connection with this Agreement or the subject matter hereof, or in the event of adverse or inconsistent claims or demands upon, or inconsistent instructions to, the Bank, other than with respect to Debtor, or if the Bank in good faith is in doubt as to what action to take pursuant to this Agreement, the Bank may, at its election, refuse to comply with any such claims, demands, or instructions, or refuse to take any other action pursuant to this Agreement until:

(a)          the rights of all persons involved in the dispute have been fully and finally adjudicated by a court of competent jurisdiction or the Bank has resolved any such doubts to its good faith satisfaction; or

(b)          all disputes have been resolved between the parties involved, and the Bank has received written notice thereof satisfactory to it signed by all parties.

Without limiting the generality of the foregoing, the Bank may, at its election, interplead the funds in the Control Account or any portion thereof with a court of competent jurisdiction in Bexar County, Texas, or commence judicial proceedings for declaratory judgment, and the Bank shall be entitled to recover from Debtor or the Control Account, its reasonable attorneys' fees and costs in connection with any such interpleader or declaratory judgment action.

14.         Court Orders.  The Bank is expressly authorized to comply with and obey any orders, judgments, or decrees of any court with respect to the Control Account or any matter relating to this Agreement.  In the event the Bank obeys or complies with any such order, judgment or decree of any court, the Bank shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

15.          Notices.  All notices, instructions, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on Schedule 1 and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon actual receipt.  Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other parties of such new address at least thirty (30) days prior to the effective date of such new address. Bank shall have a reasonable period of time, not to exceed two business days (any date the bank is open for business), to comply with and implement any Notice actually received by Bank from Secured Party.

16.         Unenforceability.  If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible, the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or unenforceable.

17.           Amendments; Entire Agreement.   The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, except by a writing signed by all of the parties to this Agreement. This Agreement, together with all schedules attached hereto represent the entire agreement by and between the parties hereto concerning the subject matter hereof and supersedes any prior oral or written agreements by and between the parties respecting the subject matter of this Agreement.  In the event of a conflict between the provisions of this Agreement and any other agreement between Bank and Debtor (or any of its affiliates), the provisions of this Agreement shall control.

18.           Headings.  The headings, captions and arrangements used in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

19.           Successors and Assigns. This Agreement may not be assigned by any party hereto without the prior written consent of Bank.  The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns (where permitted) of the Bank, Debtor, and the Secured Party.

20.           Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of Texas, which is Bank’s jurisdiction for purposes of Article 9 of the Uniform Commercial Code, as adopted in Texas.  The laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement.  This Agreement is performable in Bexar County, Texas.

21.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same agreement, and any of the parties to this Agreement may execute the Agreement by signing any of the counterparts.

22.           WAIVER OF JURY TRIAL. Each party to this Agreement waives all right to trial by jury of any and all claims relating in any way to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement acknowledges that this is a waiver of a legal right and is made knowingly and voluntarily after consultation with counsel. Each party to this Agreement agrees that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

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[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.

SECURED PARTY:

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name:	Mark Angelo
Its:	Portfolio Manager

II.           BANK:

THE FROST NATIONAL BANK

By:
Printed Name:
Title:

III.           DEBTOR:

HYD Resources

By: /s/ Kent Watts
Printed Name: Kent Watts
Title: President and CEO